                                                                    Exhibit 23.1
                                                                    ------------

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 23, 2001, except as to Note 12, which is as of March 28, 2001, relating to the financial statements and financial statement schedule of Redback Networks Inc., which appears in Redback Network Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

San Jose, California
October 9, 2001